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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


Company Name                                      Jurisdiction of Organization
------------                                      ----------------------------
Abalon AB                                         Sweden
Astea FSC                                         Barbados
Astea GmbH                                        Germany
Astea Israel Ltd.                                 Israel
Astea Ltd.                                        England
Astea Sarl                                        France
Astea Service and Distribution Systems B.V.       Netherlands
Bebalon AB                                        Sweden
Bendata, Inc.                                     Colorado
Bendata (UK) Limited LLC                          Colorado
Group Technologies, Inc.                          Delaware
Network Data, Inc.                                Delaware